LOAN AGREEMENT

     THIS  LOAN  AGREEMENT (the "Agreement") is made and entered into on
this               day of March, 1997, by and between Hallmark Financial
Services, Inc., a Nevada corporation (the "Borrower"), and DORINCO REINSURANCE COMPANY (the Lender ), a Michigan corporation.

     Borrower and Lender agree as follows:

     1.    Definitions.    For purposes of this Agreement, the following
terms have the following meanings:

          a. "ACO" means ACO Holdings, Inc., a Texas corporation which is wholly owned by HFS.

          b.   "Affiliates"    means    the    Subsidiaries,    Hallmark
Underwriting, Inc., a Texas corporation, and American Hallmark Agencies, Inc., a Texas corporation. "Affiliate" means any of the Affiliates.

          c.   "Agreement"   means  this  Loan  Agreement,  as  amended,
modified or supplemented from time to time in writing.

          d. "AH" means American Hallmark Insurance Company of Texas, a Texas domiciled insurance company which is wholly owned by HFS.

          e. "AHGA" means American Hallmark General Agency, Inc., a Texas corporation which is wholly owned by ACO.

          f. "Borrower" means Hallmark Financial Services, Inc., a Nevada corporation.

          g. "Business Day" means a day other than a Saturday, Sunday or other day on which Lender is not open for business.

          h. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          i. "Combined Ratio" means a combined ratio determined in accordance with statutory accounting practices from time to time prescribed or permitted by the Texas Department of Insurance or the National Association of Insurance Commissioners for stock property and casualty insurance companies in Texas.

          j. "Commissioner" means the Commissioner of the Texas Department of Insurance.

          k. "Environment" means any water, including, but not limited to, surface water, ground water and water vapor, any land, including land surface or subsurface, stream sediments, air, fish, wildlife, plants and all other natural resources or environmental media.

          l. "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety, and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances (as defined in 42 U.S.C.
Section 9601(14)) and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          m. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          n. "Events of Default" means the occurrence of one or more events set forth in Section 8 of this Agreement.

          o. "Federal Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

          p. "Gross Premium Written" means gross premiums determined in accordance with statutory accounting practices from time to time prescribed or permitted by the Texas Department of Insurance or the National Association of Insurance Commissioners for stock property and casualty insurance companies in Texas.

          q. "HCS" means Hallmark Claims Services, Inc., a Texas corporation which is wholly owned by ACO.

          r. " H FC" means Hallmark Finance Corporation, a Texas corporation which is wholly owned by ACO.

          s. "HFC Interest Coverage Ratio" means, for any period specified below, the ratio of (i) the sum obtained by adding (A) HFC's pre-tax net income determined in accordance with generally accepted accounting principles (but before deduction of dividends, distributions, management fees and marketing fees) for such period, plus (B) HFC Interest Expense for such period, to (ii) HFC Interest Expense for such period. The Interest Coverage Ratio shall be determined (x) as of the last day of the fiscal quarters ending September 30, 1997, December 31, 1997, and March 31, 1998, for the period commencing on July 1, 1997, and ending on the last day of each such fiscal quarter, and (y) as of the last day of each fiscal quarter ending in the period beginning April 1, 1998 through and including the Expiration Date, for the twelve-month period ending on the last day of such fiscal quarter.

          t.   "HFC  Interest  Expense"  means for any period the sum of
(i) HFC's aggregate interest expense determined in accordance with generally accepted accounting principles (including the portion of any obligation allocable to interest expense under a capital lease) for such period, plus (ii) HFC's bad debt expense determined in a manner consistent with the Borrower's internally prepared financial statements dated November 30, 1996.

          u. "Indebtedness" means any obligation, indebtedness or liability now or hereafter owed by Borrower to Lender pursuant to the Transaction Documents.

          v. "Lender" means Dorinco Reinsurance Company, a Michigan corporation, and any successors or assigns.

          w. " L o ss Ratio" means the loss ratio determined in accordance with statutory accounting practices from time to time prescribed or permitted by the Texas Department of Insurance or the National Association of Insurance Commissioners for stock property and casualty insurance companies in Texas.

          x. "NationsBank Loan Documents" means the Loan Documents described and defined in that certain Loan Agreement of even date herewith between HFC and NationsBank of Texas, N.A.

          y. "Net Premium Written" means net premiums determined in accordance with statutory accounting practices from time to time prescribed or permitted by the Texas Department of Insurance or the National Association of Insurance Commissioners for stock property and casualty insurance companies in Texas.

          z. "Outstanding Debt" means any obligation, indebtedness or liability now or hereafter owed by HFC pursuant to the NationsBank Loan Documents.

          aa.       "Pledge  Agreement"  means  the  Stock  Pledge  and
Security Agreement described in Section 3 pursuant to which Borrower pledges to Lender, as security for the Indebtedness, the Pledged Stock.

          bb.       "Pledged  Stock" means all of the following, whether
now owned or hereafter acquired: (i) all of the issued and outstanding capital stock of HFC, (ii) all certificates, options, rights, warrants and other securities issued as an addition to, in substitution or exchange for, or on account of such shares of capital stock, and (iii) all proceeds of the foregoing.

          cc.       "Promissory  Note" means the Promissory Note of even
date herewith in the original principal amount of $7,000,000.00 from Borrower, as maker, payable to the order of Lender, in the form attached hereto as Exhibit A, and all extensions, renewals, substitutions and modifications thereof.

          dd.       "Restricted  Stock"  means  all  of  the  following,
whether now owned or hereafter acquired: (i) all of the issued and outstanding capital stock of AH and AHGA, (ii) all certificates, options rights, warrants and other securities issued as an addition to, in substitution or exchange for, or on account of such shares of capital stock, and (iii) all proceeds of the foregoing.

          ee.       "Solvent"  means,  with  respect  to  any  person or
entity, on a particular determination date, that on such date such person or entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

          ff.       "Statutory  Capital  and Surplus"  means capital and
surplus determined in accordance with statutory accounting practices from time to time prescribed or permitted by the Texas Department of Insurance or the National Association of Insurance Commissioners for stock property and casualty insurance companies in Texas.

          gg.       "Subsidiaries"  means  ACO,  AH, AHGA, HCS, and HFC.
"Subsidiary" means any of the Subsidiaries.

          hh.       "Transaction  Documents"  means  this Agreement, the
Promissory Note, the Pledge Agreement, and all amendments, renewals, substitutions and restatements of any of the preceding documents.

     2. Promissory Note Commitment. Lender will loan to Borrower the sum of $7,000,000.00 upon the terms and conditions set forth in this Agreement and the Promissory Note for the purpose of enabling Borrower to make a $7,000,000 capital contribution to HFC.

     3. Collateral. In order to secure the Indebtedness, Borrower has caused ACO to pledge to Lender the Pledged Stock pursuant to the terms of the Pledge Agreement attached hereto as Exhibit B. Lender shall not presently have or claim any security interest in the Restricted Stock. Upon the occurrence of any "triggering event" specified below, Borrower shall, and shall cause ACO to, within ten (10) days, execute and deliver to Lender a Stock Pledge and Security Agreement in substantially the same form as Exhibit B (without any material change thereto) covering the Restricted Stock, together with certificates representing the Restricted Stock, and thereafter such Restricted Stock shall be deemed Pledged Stock for purposes of this Agreement. For purposes of this
Section 3, a "triggering event" means:

          a. If as of the end of any fiscal quarter AH's Combined Ratio for the four (4) immediately preceding fiscal quarters of AH's operations exceeds 107%;

          b.   If  as  of  the end of any fiscal quarter AH's Loss Ratio
for   the  four  (4)  immediately  preceding  fiscal  quarters  of  AH's operations exceeds 83%;

          c. If as of the end of any fiscal quarter the HFC Interest Coverage Ratio is less than 1.8 to 1.0;

          d. As of the date of any reporting period required by law or the Texas Department of Insurance, the stockholders' equity of HFC (determined in accordance with generally accepted accounting principles) shall be less than the amount set forth below for the calendar year indicated:

               1997                     $7,890,000
               1998                     $8,200,000
               1999                     $8,650,000
               2000                     $9,200,000
               2001 and thereafter      $9,450,000; or

          e. As of the date of any reporting period required by law or the Texas Department of Insurance, the Statutory Capital and Surplus of AH shall be less than $4,200,000 or shall have decreased by more than 15% from the comparable reporting period of the preceding calendar year.

     4.   Conditions  to  this  Agreement.   This Agreement is effective
only upon fulfillment of the following conditions to the satisfaction of Lender on or prior to the date of execution of this Agreement:

          a. C o rporate Action. Borrower shall have taken all necessary and appropriate corporate action authorizing Borrower to enter into and perform this Agreement and to execute and deliver to Lender this Agreement, the Promissory Note, the Pledge Agreement and any other documents reasonably requested by Lender. Further, Borrower shall have delivered to Lender certified copies of such corporate resolutions and such other corporate documents as Lender may reasonably request.

          b.   Corporate  Documents.    Borrower shall have furnished to
Lender:

               (i) a certificate of Borrower's and a certificate of AH's, HFC s and AHGA s good standing in the State of Texas, issued as of a date satisfactory to Lender;

               (ii) c e r tificate of incumbency specifying the officers of Borrower; and

               (iii) such other documents as Lender may reasonably request.

          c.   Borrower's  Opinion.    Borrower  shall have delivered to
Lender an opinion of Borrower's counsel in form and content satisfactory to Lender and its counsel.

          d. Transaction Documents. Borrower shall have delivered or caused to have been delivered to Lender all Transaction Documents in form and content satisfactory to Lender and its counsel.

          e. Reinsurance Treaty. Borrower shall have caused AH to offer, for the time period set forth in the table contained in this paragraph, to reinsure a portion of its Personal Lines Auto Quota Share Reinsurance with Lender, the form and content of such reinsurance treaty to be substantially similar to Exhibit D attached to and made a part of this Agreement, in amounts sufficient to allow for the following schedule of ceded premiums:
                              Treaty Years               Ceded
                                                        Premium

                          07/01/97 to 06/30/98       $ 20,000,000
                          07/01/98 to 06/30/99       $ 21,600,000
                          07/01/99 to 06/30/00       $ 23,328,000
                          07/01/00 to 06/30/01       $ 25,194,240
                          07/01/01 to 06/30/02       $ 27,209,779
                          07/01/02 to 06/30/03       $ 29,386,562
                          07/01/03 to 06/30/04       $ 31,737,486

                    f.   Due  Diligence.   Lender shall have conducted a
          due diligence investigation of Borrower and its Affiliates in scope and content satisfactory to Lender.

                    g. Other Documents. Borrower shall provide copies of all documentation as Lender reasonably requests.

                    h.   Other  Matters.   All matters incidental to the
          execution and delivery of the Transaction Documents and all actions required by the Transaction Documents shall be satisfactory to Lender.

               5. Representations and Warranties. To induce Lender to enter into this Agreement and to loan to Borrower the funds described in this Agreement, Borrower represents and warrants.

                    a. C o r p orate Existence. Borrower and its Affiliates are duly organized, validly existing and in good standing under the laws of the State of their incorporation, and each has the power to own its assets and carry on its business as now being conducted.

                    b. Corporate Capacity. The execution, delivery and performance of the Transaction Documents to which Borrower is a party are within Borrower's corporate powers, have been duly authorized by all necessary and appropriate corporate action, and are not in contravention of any law or regulation or the terms of Borrower's Articles of Incorporation, Bylaws or amendments thereto, or of any agreement, undertaking or other document to which Borrower is a party or by which Borrower or any of Borrower's property is bound or affected. T h e execution, delivery and performance of the Pledge Agreement is within ACO's corporate powers, has been duly authorized by all necessary and appropriate corporate action, and is not in contravention of any law or regulation or the terms of ACO's Articles of Incorporation, Bylaws or amendments thereto, or of any agreement, undertaking or other document to which Borrower or ACO is a party or by which Borrower or ACO or any of their respective property is bound or affected.

                    c.   Financial Condition.

                         (i) Borrower has furnished to Lender its and AH's most current audited annual financial statements, which s t atements fairly and accurately reflect the financial condition and results of operations of Borrower and AH as of the date and for the period referred to, and have been prepared in accordance with generally accepted accounting principles consistently applied during the interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition or results of operations reflected in such financial statements, nor has AH's Statutory Capital and Surplus decreased by $250,000 or more.

                         (ii) Borrower has furnished to Lender its and AH's most current quarterly consolidated and consolidating financial statements. Since the date of these financial statements, there have not been any material adverse changes in the financial condition or results of operations reflected in such financial statements, except as disclosed to Lender.

                    d. Taxes. All federal and other tax returns required to be filed by Borrower and by AH have been filed and all taxes required by such returns have been paid, except to the extent that the same are now being contested in good faith and by appropriate proceedings. Neither Borrower nor AH has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

                    e. Litigation. Except as disclosed to Lender, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower or AH or any basis therefor, which, if adversely determined, could, in any case or in the aggregate, materially adversely affect the property, assets, financial condition or business of Borrower or AH, or impair the right or ability of Borrower or AH to carry on its operations substantially as conducted on the date of this Agreement. For purposes of this paragraph, "material" means a $250,000 or more decrease in AH's Statutory Capital and Surplus.

                    f. V a l idity of Transaction Documents. The Transaction Documents to which Borrower is a party constitute t h e legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and the laws affecting creditors' rights generally. The Pledge Agreement constitutes the legal, valid and binding obligation of ACO, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and the laws affecting creditors' rights generally.

                    g. Consents, Licenses, etc. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, regulatory or governmental body, authority or person or entity is required in connection with t h e valid execution, delivery or performance of the Transaction Documents.

                    h. No Violations. Borrower and AH are not in violation of any term of their Articles of Incorporation, Bylaws or, except as disclosed to Lender, any agreement or instrument to which they or their property are a party or are bound, and the execution and delivery of the Transaction Documents shall not cause a default or result in the violation of any such agreements.

                    i. Contingent Liabilities. Except as set forth in the NationsBank Loan Documents, there are no suretyship agreements, guaranties or other contingent liabilities of Borrower and AH that have not been disclosed in writing to Lender.

                    j. Compliance with Laws. Borrower and AH each are in compliance with all applicable laws, rules, regulations and other legal requirements with respect to its business, and the use, maintenance and operation of the real and personal property owned or leased by it in the conduct of its business, except where the failure to so comply would not have a material adverse effect on the financial condition, business or operation of either Borrower or AH.

                    k. Affiliates' Capital Stock. Each Affiliate's total authorized capital shares, the par value of such shares, a n d the number of such shares authorized, issued and outstanding, are as set forth on Exhibit C. All shares of each Affiliate are of one class and all shares of each Affiliate have been validly issued in full compliance with all federal and state laws, and are fully paid and non-assessable. No other shares of any class or type are authorized or outstanding respecting each Affiliate. The record and beneficial ownership of the issued and outstanding capital stock of each Affiliate is as set forth in Exhibit C.

                    l.   No Defaults.  Except as disclosed to Lender, no
          event or condition is existing which constitutes, or upon the lapse of time or the giving of notice, or both, would constitute an event of default under any agreement or evidence of indebtedness relating to any obligation of Borrower or any Affiliate, except where such default would not have a material adverse effect on the financial condition, business or operation of Borrower or any Affiliate.

                    m.   R e s trictions  on  Pledged  Stock.    Neither
          Borrower nor any Affiliate is a party to any buy-sell agreement or similar agreement restricting the pledge or t r ansfer of its capital stock other than restrictions contained in the Transaction Documents and the NationsBank Loan Documents.

                    n. No Options, Warrants, etc. Except as disclosed to Lender, there is not outstanding any option, warrant or other right requiring or permitting Borrower or others to purchase or convert any obligation into shares of any Affiliate's capital stock.

                    o. Title to Assets. As of the date of execution of this Agreement, Borrower and its Subsidiaries each are the legal and beneficial owner of all of their assets and properties (including, without limitation, the Pledged Stock and the Restricted Stock) as disclosed in Borrower's and its Subsidiaries' consolidated and consolidating financial statements. Borrower and its Subsidiaries own such assets and properties free and clear of all security interests, liens and other encumbrances other than the encumbrances created by

                         (i)  ACO's pledge of the Pledged Stock,

                         (ii) the NationsBank Loan Documents,

                         (iii)     existing  encumbrances  disclosed  in
          B o r rower's   consolidated   and   consolidating   financial
          statements,

                         (iv) p u rchase money security interests in equipment used in the normal course of Borrower's or an Affiliate's business, and

                         (v) operating or capital equipment leases for use in the ordinary course of business.

                    p. ERISA. Borrower and its Affiliates are in compliance with all of the provisions of ERISA and no events or circumstances have occurred or exist which could result in Borrower or any Affiliate incurring a material liability or contingent liability under the provisions of ERISA.
                    q. E n vironmental Matters. Borrower and its Affiliates are not subject to any existing, pending or threatened suit, claim, notice of violation or request for information under any Environmental Laws. Borrower and its Affiliates have not provided any notice or information to regulatory authorities under any Environmental Laws. Borrower and its Affiliates are in compliance with all Environmental Laws.

                    r.   Solvency.    Borrower  and  its  Affiliates are
          S o l vent, both before and after giving effect to the transactions contemplated by the Transaction Documents.

                    s. Lien on Pledged Stock. Upon execution and delivery of the Pledge Agreement and delivery of the Pledged Stock to Lender, the Pledge Agreement shall create a valid lien upon and first priority perfected security interest in the Pledged Stock and the proceeds of the Pledged Stock, s u b ject to no prior security interest, lien, charge, encumbrance or agreement purporting to grant to any third party a security interest in the Pledged Stock.

                    The representations and warranties contained in this Agreement survive closing of the transactions described in this Agreement.

               6. Affirmative Covenants. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Borrower shall comply with the affirmative covenants listed below:

                    a. I n f o rmation to be Furnished to Lender. Borrower shall and shall cause AH to furnish to Lender:

                         (i) as soon as available, a copy of each annual or quarterly report of, including but not limited to finances and results of the National Association of Insurance Commissioners Insurance Regulatory Information System tests, Borrower and AH filed with the Texas Department of Insurance or any other insurance regulatory authority;

                         (ii) as soon as available, but no later than one hundred twenty (120) days after the end of each fiscal y e a r, audited consolidated and consolidating financial statements of Borrower, AH and HFC, as of the end of such year, which have been prepared in accordance with generally a c c epted accounting principles and present fairly and accurately the financial condition and results of operations of Borrower, AH and HFC, for said period, which statements shall consist of balance sheets and related statements of income, retained earnings and cash flow, all in reasonable d e t ail and certified by Borrower's independent public accountants;

                         (iii) as soon as available, but no later than forty-five (45) days after the end of each fiscal quarter, unaudited consolidated and consolidating financial statements of Borrower, AH and HFC, as of the end of such fiscal quarter, which contain non-material variations from generally accepted accounting principles and present fairly a n d accurately the financial condition and results of operations of Borrower, AH and HFC, for said period, which statements shall consist of balance sheets and related statements of income, retained earnings and cash flow, all in reasonable detail and certified to be true and correct by Borrower's chief financial officer or President;

                         (iv) as soon as available, copies of all of Borrower's reports on Form 10-KSB, Form 10-QSB and Form 8-K filed with the Securities and Exchange Commission;

                         (v) as soon as available all independent third party audits, insurance regulatory agency audits and actuarial reports of Borrower, AH, or HFC;

                         (vi) i m m ediate notice in writing of any material event or circumstance which bears upon the accuracy or reliability of the information previously furnished to Lender;

                         (vii) prompt notice in writing, in such detail as Lender may reasonably request, of all material litigation and all material proceedings before any governmental or regulatory agencies affecting Borrower, AH, or HFC;

                         (viii) within ten (10) days after Borrower obtains knowledge of the occurrence of any Event of Default under this Agreement, or any Transaction Document which is continuing or of any condition not remedied which, upon the lapse of time or the giving of notice, or both, would constitute an Event of Default under this Agreement, or any Transaction Document notice of such occurrence together with a detailed statement of the steps taken to cure the effect of such event or condition; and

                         (ix) as soon as practicable, but in no event later than thirty (30) days after Lender's request, such other information respecting the financial condition and results of operations of Borrower, AH, or HFC, as Lender may reasonably request from time to time.

                    b. Examinations. Borrower shall and shall cause AH and HFC to, at any time during normal working hours and from time to time, permit Lender or its agents to inspect Borrower's, AH s and/or HFC s books and records, which books and records shall be kept in good order and reasonable detail.

                    c. Taxes. Borrower shall and shall cause its A f f i liates to promptly pay and discharge all taxes, assessments and other governmental charges prior to the date on which penalties are attached thereto.

                    d. Good Standing; Business. Borrower shall and shall cause its Affiliates to take all reasonable steps to preserve their corporate existence and their right to conduct business as presently conducted.

                    e. Compliance with Laws. Borrower shall and shall cause its Affiliates to comply with any applicable federal, state or local laws, rules, regulations and other legal requirements with respect to their business, including but not limited to compliance with all Environmental Laws and the provisions of ERISA and the Code with respect to all pension plans.

                    f. License, Permits, etc. Borrower shall and s h a ll cause its Affiliates to maintain all of their franchises, grants, authorizations, licenses, permits, consents, certificates and orders, if any, in full force and effect until their respective expiration dates, except where the failure to maintain such items will not have a material adverse effect on either Borrower or its Affiliates, their financial condition, business or operation.

                    g. Maintenance of Ownership. Borrower shall cause its Affiliates to at all times maintain the percentage ownership of each class of their issued and outstanding capital stock as set forth in Exhibit C.

                    h. Insurance. Borrower shall and shall cause its Affiliates to maintain or cause to be maintained insurance with responsible and reputable insurance companies acceptable to Lender in such amounts and covering such risks as may be reasonably required by Lender; provided, however, that Lender acknowledges and agrees that the current insurance carriers, amounts and risks covered are now satisfactory.

                    i. Books and Records. Borrower shall and shall cause its Affiliates to maintain, at their own cost and expense, accurate and complete books and records which comply in all material respects with generally accepted accounting principles and, with respect to AH, with statutory accounting principles.

                    j.   Defend Pledged and Restricted Stock.

                         (i) Borrower shall cause all stock certificates representing shares of the issued and outstanding capital stock of AHGA and AH to contain a reference to this Agreement in the form attached hereto as Exhibit E.

                         (ii) Borrower shall, and shall cause ACO to, defend at its own expense, the Pledged Stock and Restricted Stock against the claims and demands of all third parties.

                    k. Use of Proceeds. Borrower shall use the proceeds of the Promissory Note to purchase additional shares of the capital stock or otherwise contribute to the equity capital of HFC.

                    l. Management. Borrower may make changes in and additions to its management group so long as either Ramon D. Phillips or Linda H. Sleeper remains primarily responsible for t h e management of Borrower. In the event of death, resignation, or incapacity of both Ramon D. Phillips and Linda H. Sleeper, Borrower shall obtain Lender's acceptance of the named replacement, such acceptance not to be unreasonably withheld.

                    m.   Statutory Capital and Surplus.

                         (i) B o rrower shall cause AH to maintain Statutory Capital and Surplus of at least $2,650,000 as of the date of each reporting period required by law or required by the Texas Department of Insurance.

                         (ii) Borrower shall cause HFC to maintain the f o l l owing minimum stockholders' equity (determined in accordance with generally accepted accounting principles) as of the date of each reporting period required by law or required by the Texas Department of Insurance:

                          1997                 $  7,780,000
                          1998                 $  8,000,000
                          1999                 $  8,300,000
                          2000                 $  8,800,000
                          2001                 $  9,300,000
                    n. Board Meetings. Borrower shall advise Lender of and hereby grants to Lender the right to be present at all Board meetings of Borrower. Borrower shall cause each Affiliate to advise Lender and grant to Lender the right to be present at all Board meetings of such Affiliate.

                    o. Reinsurance Treaty. Borrower shall cause AH to continue to offer, for the time period set forth in the table contained in this paragraph, to reinsure a portion of its Personal Lines Auto Quota Share Reinsurance with Lender, the f o r m and content of such reinsurance treaty to be substantially similar to Exhibit D attached hereto, in amounts sufficient to allow for the following schedule of ceded premiums:

                              Treaty Years               Ceded
                                                        Premium

                          07/01/97 to 06/30/98       $ 20,000,000
                          07/01/98 to 06/30/99       $ 21,600,000
                          07/01/99 to 06/30/00       $ 23,328,000
                          07/01/00 to 06/30/01       $ 25,194,240
                          07/01/01 to 06/30/02       $ 27,209,779
                          07/01/02 to 06/30/03       $ 29,386,562
                          07/01/03 to 06/30/04       $ 31,737,486

                    p. Affiliate Transactions. All transactions for the duration of the Transaction Documents between or among Borrower, each Affiliate, and any director, officer, employee and/or agent of Borrower or any Affiliate shall be in good faith and commercially reasonably.

               7.   Negative Covenants.

                    a.   Ratios.

                         (i) Borrower shall not permit AH's ratio of gross premium to surplus (calculated by dividing Gross Premium Written by Statutory Capital and Surplus) to be above 10.0:1 as of the date of any report required by law or the Texas Department of Insurance.

                         (ii) Borrower shall not permit AH's ratio of net premium to surplus (calculated by dividing Net Premium Written by Statutory Capital and Surplus) to be above 3.0:1 as of the date of any report required by law or the Texas Department of Insurance.

                         (iii) Borrower shall not permit the average of AH's Combined Ratio as of the end of any four (4) immediately preceding fiscal quarters of AH's operations to exceed 115%.

                         (iv) Borrower shall not permit the average of AH's Loss Ratio as of the end of any four (4) immediately preceding fiscal quarters of AH's operations to exceed 87%.

                         (v) Borrower shall not permit the HFC Interest Coverage Ratio as of the end of any fiscal quarter to be less than 1.5 to 1.0.

                    b.   Change in Ownership or Business.

                         (i) Borrower shall not, nor permit AH, HFC or AHGA to, change the nature of their respective business except as provided in this Agreement.
                        (ii) Borrower shall not permit AH to write directly or indirectly the following lines of business, or its e q u ivalent: mortgage guaranty, ocean marine, financial guaranty, medical malpractice, earthquake (as a separate coverage), group accident and health, credit accident and health (group and individual), other accident and health, workers compensation, products liability, aircraft (all perils), fidelity, surety, boiler and machinery, credit, and international.

                    c.   Dividends.    Borrower shall not pay or declare
          any cash or other dividends or distributions on its corporate stock. Borrower shall not permit AH to pay or declare any cash or other dividends or distributions on its corporate stock if such payment or declaration would result in an Event of Default.

                    d. Intercompany Service Agreements. Borrower shall not, nor permit AH to, amend or adjust the commission structure of its intercompany service agreements in place at the date of execution of this Agreement, to the extent that it materially adversely affects AH financially.

                    e. Disposition of Assets, Security Interests and other Encumbrances. Borrower shall not, nor permit AH, HFC or AHGA to, sell, assign, transfer or otherwise dispose of any of its assets or properties or any interest therein, or create, incur or suffer to exist any mortgage, security interest, lien, license or other encumbrance upon any of its properties or assets, whether nor owned or hereafter acquired, except
          (a) ACO's pledge of the Pledged Shares (and Borrower's and ACO's pledge of the Restricted Shares, if effected) pursuant to this Agreement, (b) security interests created or arising pursuant to the NationsBank Loan Documents, (c) purchase money security interests in equipment used in the normal course of B o rrower's, AH's, HFC's or AHGA's respective business,
          (d) operating or capital equipment leases for use in the ordinary course of business, and (e) existing encumbrances d i s closed in Borrower's consolidated and consolidating financial statements.

                    f. Investments and Advances. Borrower shall not, nor permit AH to, make any investment in or advance to any person, firm or corporation, other than advances (i) to or investments in Affiliates, and (ii) to employees in the ordinary course of business, not to exceed $50,000.00 to any employee.

                    g. Guaranties. Borrower shall not, nor permit AH to, become a guarantor, surety or otherwise liable for the debts or other obligations of any other person, firm or corporation, except for (a) obligations arising under the NationsBank Loan Documents, (b) obligations under reinsurance agreements, and (c) obligations of Affiliates, provided the aggregate liability of either Borrower or AH on obligations of all other Affiliates shall not exceed $500,000, further provided no single transaction shall exceed $200,000.

                    h. Disposition of Pledged Stock. Without limiting the generality of any other provision of this Section 7, Borrower shall not, nor permit ACO to,

                         (i) s e l l, convey, transfer or otherwise dispose of any of the Pledged Stock or Restricted Stock or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the Restricted Stock or the proceeds thereof, other than that created under the Transaction Documents;

                         (ii) consent to or approve or permit the issuance of any additional shares of any class of capital stock of HFC, AH or AHGA or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares, or any warrants, options, rights or other commitments entitling any person to purchase or otherwise acquire any such shares;

                         (iii) consent to or approve or permit any amendment, restatement or substitution of the Articles of Incorporation and/or Bylaws of HFC, AH or AHGA without the prior written consent of Lender, it being hereby acknowledged b y B orrower that any such amendment, restatement or substitution shall not be effective unless so consented to by Lender and that Lender may give or withhold such consent in each instance in Lender's sole and absolute discretion; or

                         (iv) consent to or approve or permit HFC, AH or AHGA to sell, dispose of, encumber or grant a lien on or security interest in all or any material portion of its property or assets.

                    i. Affiliates' Stock. Borrower shall not permit any Affiliates to consent to or approve or permit the issuance of any additional shares of any class of capital stock of any Affiliate, or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares, or any warrants, options, rights or
          o t her commitments entitling any person to purchase or otherwise acquire any such shares other than to the present owner of the capital stock of such Affiliate as set forth in Exhibit C.

                    j. Miscellaneous. So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Borrower shall not, nor permit AH to, without the express prior written consent of Lender:

                         (i) Create, incur or permit to exist or otherwise become liable for, directly or indirectly, any indebtedness for borrowed money or for the deferred purchase price of real or personal property in excess of $500,000 in the aggregate, provided, however, no individual transaction shall exceed $200,000 except (i) trade indebtedness incurred in the ordinary course of business, (ii) the Indebtedness, and
          (iii) the Outstanding Debt.

                         (ii) M e rge or consolidate with any other company or companies; enter into any joint venture or partnership with any person, firm or corporation other than an Affiliate; or convey, lease or sell all or any material portion of its property or assets or business to any other person, firm or corporation, other than the purchase or sale of assets in the ordinary course of business.

                         (iii) Consent to or approve or permit any m a terial amendment, restatement or substitution of the Articles of Incorporation and/or Bylaws of AH, it being hereby acknowledged by Borrower that any such amendment, restatement or substitution shall not be effective unless so consented to by Lender and that Lender may give or withhold such consent in each instance in Lender's sole and absolute discretion. For purposes of this Section 7, and without limiting the scope of this Section 7, any change in capital structure or in the relative rights, preferences or limitations relating to capital stock shall be deemed a material change.

               8.   Events of Default.

                    a.   D e f aults.    Each  of  the  following  shall
          constitute an Event of Default for purposes of this Agreement:

                         (i) Borrower fails to pay within ten (10) Business Days of the due date principal, interest, costs or expenses due under the Transaction Documents;

                         (ii) Borrower makes a misstatement of material fact in the Transaction Documents or any other document or certificate relating to the Agreement;

                         (iii) Borrower fails to observe or perform any covenant, term or agreement set forth in Section 3 hereof;

                         (iv) Borrower fails to observe or perform any other covenant, term or agreement of the Transaction Documents and such failure is not cured within thirty (30) days following notice thereof from Lender;

                         (v) Filing by or against Borrower or AH of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency or similar laws of the United States or any state thereof now or hereafter in effect;

                         (vi) If Borrower or AH seeks, consents to or is subjected to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian or other similar official for it or for any substantial portion of its property, or if a court of competent jurisdiction shall enter any decree effectuating such an appointment or ordering the winding up or liquidation of Borrower or AH;

                         (vii) B o r rower or AH ceases business operations, makes a general assignment for the benefit of creditors or consents to or has filed against it any formal or informal proceeding for the dissolution, liquidation or winding-up of the affairs of Borrower or AH; provided however, if such action is brought against Borrower or AH, Borrower shall have 60 days to cause such action to be dismissed;

                         (viii) An admission in writing by Borrower or AH that it is not Solvent;

                         (ix) If any judgment against Borrower or AH not covered by insurance or any attachment or other levy against any of its property for an amount in excess of $200,000.00 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for more than thirty (30) consecutive days;

                         (x) If any governmental agency, department, commission or authority delivers to Borrower or AH a cease and desist order, letter of unsafe practices or conditions, an order of correction, or similar directive under applicable law
          o r commences any action which could result in taking possession, reorganization or liquidation of Borrower or AH, and such letter, action or other directive is permitted to remain uncured or undismissed for more than forty-five (45) consecutive days;

                         (xi) All or a controlling interest in the capital stock of Borrower is sold, assigned or otherwise transferred or a security interest or other encumbrance is granted or otherwise acquired therein or in respect thereto, in a single transaction or series of related transactions;

                         (xii) Borrower or AH commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document; or

                         (xii) A writ or order of attachment or garnishment in excess of $250,000 is issued or made against any of the property, assets or income of Borrower.

                    b. Remedies upon Default. Upon the occurrence of an Event of Default under this Agreement, Lender may declare all of the Indebtedness due and owing, without notice to Borrower, whereupon all such Indebtedness and other amounts shall thereupon be and become immediately due and payable. In addition, Lender may pursue or exercise any and all other rights, remedies, privileges and powers given Lender by this Agreement, the Promissory Note, or any other instrument or document now or hereafter given as security for payment of the Indebtedness or any other obligations under this Agreement or any applicable law due to a default thereunder. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder, under the Promissory Note, or under any documents securing the Indebtedness shall operate as a waiver thereof, nor shall any singular or partial exercise by Lender hereunder or under the Promissory Note or such other documents preclude any other or further exercise thereof, or the exercise of any other right.

                         Borrower agrees that upon the occurrence of an Event of Default under this Agreement, the proceeds of any property or collateral in the possession of Lender or in which Lender has a security interest, whether or not such property or collateral is held as security for the Indebtedness under this Agreement, may be held and/or applied by Lender, at its discretion, to the payment of the Promissory Note, the Indebtedness and any other indebtedness owed to Lender by Borrower, at such times and in such order as Lender may from time to time deem appropriate.

               9.   Miscellaneous.

                    a. P e r formance of Borrower's Duties. Upon Borrower's failure to perform any of its duties under the T r a n saction Documents, Lender has the right, but no obligation, to perform any or all such duties.

                    b. Notice of Sale. Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Lender of sale, disposition or other intended action under or in connection with this Agreement, whether required by the Uniform Commercial Code of the State of Michigan or otherwise, constitutes reasonable notice to Borrower if such notice is given in the manner described in
          Section 9.j. of this Agreement and at least fifteen (15) days prior to such action.

                    c. Exercise of Lender's Rights. No course of dealing between Lender and Borrower and no delay or omission by Lender in exercising any right or remedy under the Transaction Documents or with respect to the Indebtedness shall operate as a waiver of any such right or remedy, or of any other right or remedy, and no single or partial exercise of any such right or remedy shall preclude any other right or remedy, or exercise of, or further exercise of any other right or remedy. All rights and remedies of Lender are cumulative.

                    d. Successors and Assigns. Lender and Borrower as used in this Agreement include the successors and assigns of those parties, except Borrower does not have the right to assign its rights under or any interest in this Agreement.

                    e. Indemnification. Borrower agrees to pay, indemnify and hold Lender harmless from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, costs and expenses) which arise out of, relate to or are connected in any manner with the negligent or willful acts or omissions of Borrower, including, without limitation, any costs or expenses incurred by Lender in connection with enforcing its rights to indemnification pursuant to this subparagraph. The provisions of this subparagraph survive payment of the Indebtedness.

                    f. Severability. The provisions of this Agreement are independent and separable from each other, and no such p r o v i sion shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or u n e n forceable in any jurisdiction, such provision is ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability does not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

                    g. Modifications. No modification or waiver of any provision of, nor consent to any departure by Borrower from this Agreement is effective unless in writing signed by an authorized representative of Lender and Borrower, and such waiver or consent is effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case entitles Borrower to any other or further notice or demand in similar or other circumstances.

                    h.   G o v erning  Law.    This  Agreement  and  the
          Transaction Documents delivered in connection with this Agreement are governed by and construed in accordance with the laws of the State of Michigan. Exercise of any right or remedy in the event of default is likewise governed by the laws of Michigan.

                    i. Further Assurances. Borrower agrees to take such additional actions and execute such further documents as Lender may reasonably request in order to give effect to the transactions described in this Agreement.

                    j. N o t ices. Except as otherwise expressly provided in this Agreement or any other Transaction Document, each notice, request or demand pursuant to this Agreement or any Transaction Document shall be in writing and mailed by United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

                    If to Borrower:

                    Hallmark Financial Services, Inc.
                    14651 Dallas Parkway, Suite 900
                    Dallas, TX 75240
                    Attention: Ramon D. Phillips
                    (214) 404-1637
                    (214) 788 0520 (facsimile)

                    If to Lender:

                    Dorinco Reinsurance Company
                    1320 Waldo Avenue
                    Midland, MI  48642
                    Attention: David E. Chamberlain
                    (517) 636-7156
                    (517) 638-9963 (facsimile)

                    N o tices shall be deemed given five (5) days following the date deposited in the United States mail as evidenced by the postmark of the United States Post Office in which the notice was deposited.

                    k. Singular and Plural. Whenever used, the singular number includes the plural, and the plural numbers includes the singular, and the use of any gender applies to all genders.

                    l. Counterparts. This Agreement may be executed in any number of counterparts, and by Borrower and Lender on separate counterparts, each of which when so executed and delivered will be an original, but all of which together shall constitute one in the same Agreement.

                    m. Section Headings. The captions and headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret or define the provisions of this Agreement.

                    n. ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU ( B O R R OWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


          BORROWER:

          HALLMARK FINANCIAL SERVICES, INC.



          By:
          Name:          Linda H. Sleeper
          Title:    Executive Vice President
          ATTEST:


          [CORPORATE SEAL]




          LENDER:

          DORINCO REINSURANCE COMPANY



          By:

          Name:     Paul D. Brink
          Title:    President & CEO

                                     EXHIBIT E


                          STOCK CERTIFICATE RESTRICTIONS


                    "Sale, transfer, pledge or other
                    disposition of the shares represented by
                    this certificate is restricted pursuant to
                    a Loan Agreement dated March     , 1997,
                    between Hallmark Financial Services, Inc.
                    and Dorinco Reinsurance Company."